                                                                       Exhibit 5



                                February 5, 1997

Shiloh Industries, Inc.
402 Ninth Avenue
P.O. Box 2037
Mansfield, Ohio  44905

      Re: 1993 Key Employee Stock Incentive Plan of Shiloh Industries, Inc.
          -----------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Shiloh Industries, Inc., a Delaware corporation (the "Registrant"), in connection with the 1993 Key Employee Stock Incentive Plan (the "Plan"). We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon, we are of the opinion that:

     (1) The shares of Common Stock, $0.01 par value per share (the "Common Stock"), that may be issued or transferred and sold pursuant to the Plan and the authorized form of Stock Option Agreements thereunder (the "Agreements") will be, when issued or transferred and sold in accordance with the Plan and the Agreements, and assuming receipt of consideration at least equal to the par value of the Common Stock, duly authorized, validly issued, fully paid and nonassessable: and

     (2) The 27,100 shares of Common Stock that have been issued prior to the date hereof have been duly authorized, validly issued, fully paid and are nonassessable.

     The opinions expressed in paragraph two above are based on the following assumptions:


     (a) That the offer and sale of the 27,100 shares of Common Stock have been made in the manner and subject to the terms and conditions set forth in the Option Agreement and in accordance with the Plan; and

     (b) The accuracy and completeness of the information provided by the Company as set forth in the Certificate of the Officer.

     We have not conducted any independent inquiry or investigation with regard to the validity of any such assumptions.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 filed by the Registrant to effect registration of the shares of Common Stock to be issued or transferred and sold pursuant to the Plan under the Securities Act and to the reference to us under the caption "Legal Matters" in the Prospectus comprising a part of such Registration Statement.

                                         Very truly yours,

                                         /s/ Jones, Day, Reavis & Pogue

                                         Jones, Day, Reavis & Pogue